UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2017

Date of Report (Date of earliest event reported)

WRAPmail, Inc.

(Exact name of registrant as specified in its charter)

Florida	____333-208293_______	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

445 NE 12th Ave. Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amended Current Report is being filed to amend the Current Report (“Current Report”), filed on January 27, 2017, in order to correct a scrivener’s error relating to the increase of the Company’s authorized common stock. All other matters discussed in the Current Report remain unchanged.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 23, 2017, a majority of the stockholders of Wrapmail, Inc. (the “Company”) approved an increase in the number of common shares the Company is authorized to issue from 400,000,000 to 5,000,000,000; however, there was a scrivener’s error in the resolutions approving the share increase, in that it was intended that the common stock be increased to only 2,200,000,000 shares. On January 30, 2017, both the directors and a majority of the Company’s shareholders approved written resolutions correcting the scrivener’s error and limiting the increase of the Company’s common stock to 2,200,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAPmail, INC.

Date: January 31, 2017	By:	___/s/ Marco Alfonsi________ Marco Alfonsi, CEO

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